Exhibit 99.1

Alarm.com Reports Third Quarter 2016 Results

-- SaaS and license revenue of $44.6 million for the third quarter, a 23% increase year-over-year --
-- Total revenue of $67.8 million for the third quarter, a 26% increase year-over-year --
-- Net income of $2.6 million and non-GAAP adjusted net income of $9.1 million for the third quarter --
-- Adjusted EBITDA of $11.7 million for the third quarter --

TYSONS, VA., November 14, 2016 -- Alarm.com Holdings, Inc. (Nasdaq: ALRM), the leading platform solution for the connected home and business, today reported financial results for its third quarter ended September 30, 2016. The company also provided its financial outlook for 2016 fourth quarter SaaS and license revenue and increased its guidance for the full year 2016.

“We continued to execute our strategy in the third quarter and are pleased with the solid results,” said Steve Trundle, President and CEO of Alarm.com. “Along with our service providers, we remain well positioned to capture growing momentum in the market for connected home and business solutions. At the same time, we continued to invest in our platform to open new market opportunities for Alarm.com and our partners.”

Third Quarter 2016 Results

•	SaaS and license revenue increased 23% to $44.6 million for the third quarter of 2016, including $0.4 million of non-recurring revenue, compared to $36.2 million for the third quarter of 2015.

•	Total revenue increased 26% to $67.8 million for the third quarter of 2016 compared to $54.0 million for the third quarter of 2015.

•	Net income was $2.6 million for the third quarter of 2016 compared to $2.9 million for the third quarter of 2015.

•	Adjusted EBITDA increased to $11.7 million for the third quarter of 2016 compared to $9.7 million for the third quarter of 2015.

•
Net income attributable to common stockholders was $2.6 million for the third quarter of 2016, or $0.05 per diluted share, compared to $2.9 million, or $0.06 per diluted share, for the third quarter of 2015.

•	Non-GAAP adjusted net income increased to $9.1 million for the third quarter of 2016 compared to $6.7 million for the third quarter of 2015.

•
Non-GAAP adjusted net income attributable to common stockholders increased to $9.1 million for the third quarter of 2016, or $0.19 per diluted share, compared to $6.6 million, or $0.14 per diluted share, for the third quarter of 2015.

Balance Sheet and Cash Flow

•	Total cash and cash equivalents were $135.1 million as of September 30, 2016 compared to $128.4 million as of December 31, 2015.

•	For the nine months ended September 30, 2016, cash flows from operations were $8.8 million compared to $21.2 million for the nine months ended September 30, 2015.

Recent Business Highlights

•
Chief Financial Officer Named: Alarm.com announced that Steve Valenzuela will join Alarm.com as its Chief Financial Officer effective November 15. Mr. Valenzuela brings decades of highly relevant executive experience, having served as CFO of five different software companies including SugarCRM, Apigee Corporation, and Zenprise, acquired by Citrix. He previously held financial management positions with companies in the technology industry such as Tandem Computers, Atari and Intel, and various others ranging from fast-growing start-ups to publicly-traded, multi-billion dollar enterprises.

•
Hurricane Matthew: More than 500,000 properties serviced by the Alarm.com platform are located in states affected recently by Hurricane Matthew. At the storm’s peak, 9.4% of subscriber systems reported power failures and 9.3% reported broadband failure. Alarm.com’s resilient cellular technology helped to keep those homes and communities secure and the Alarm.com platform communicated more than one thousand panic alarms initiated by end-user customers for police or fire response.

•
Central Station Visual Verification Deployed: In the event of an alarm, Central Station operators can now view Image Sensor images and video clips from the property while dispatching emergency services. The opt-in service provides real-time information during emergencies to help improve response time and reduce false alarms.

•
Mobile App Updates: Alarm.com updated its MobileTech installation app to provide a completely refreshed layout and new features to help its service providers install and troubleshoot systems more efficiently and accurately and reduce support calls and service visits. In addition, Alarm.com updated both its Android and iOS mobile app for end-user customers. Leveraging the latest capabilities on each operating system, Alarm.com’s updated app creates more convenient ways for end-user customers to interact with their service and know what's happening at their property.

Financial Outlook

Alarm.com is providing its outlook for 2016 fourth quarter SaaS and license revenue and increasing its guidance for the full year.

For the fourth quarter of 2016:

•	SaaS and license revenue is expected to be in the range of $45.8 million to $46.1 million.

For the full year 2016:

•	SaaS and license revenue is expected to be in the range of $172.5 million to $172.8 million.

•	Total revenue is expected to be in the range of $254.0 million to $256.3 million, which includes anticipated hardware and other revenue for the year in the range of $81.5 million to $83.5 million.

•	Adjusted EBITDA is expected to be in the range of $45.3 million to $45.8 million.

•	Non-GAAP adjusted net income is expected to be in the range of $28.0 million to $28.5 million.

•	Based on an expected 48.3 million weighted average shares outstanding (diluted), non-GAAP adjusted net income is expected to be in the range of $0.58 to $0.59 per diluted share.

Conference Call and Webcast Information

Alarm.com’s third quarter results conference call and webcast is scheduled to begin at 5:00 p.m. ET on November 14, 2016. To participate on the live call, analysts and investors should dial 877.445.1593 (U.S./Canada) or 267.753.2138 (International) at least ten minutes prior to the start time of the call. A telephonic replay of the call will be available through November 21, 2016 by dialing 855.859.2056 (U.S./Canada) or 404.537.3406 (International) and providing Conference ID: 2790819. Alarm.com will also offer a live and archived webcast of the conference call accessible via the company’s Investor Relations website at http://investors.alarm.com/.

About Alarm.com Holdings, Inc.
Alarm.com is the leading platform solution for the connected home and business. Millions of people depend on Alarm.com's technology to monitor and control their property from anywhere. Centered on security and remote monitoring, our platform addresses a wide range of market needs and enables application-based control for a growing variety of Internet of Things (IoT) devices. Our security, video monitoring, intelligent automation and energy management solutions are available through our network of thousands of professional service providers in North America and around the globe. Alarm.com's common stock is traded on Nasdaq under the ticker symbol ALRM. For more information, please visit www.alarm.com.

Non-GAAP Financial Measures

To supplement our unaudited consolidated selected financial data presented on a basis consistent with GAAP, this press release contains certain non-GAAP financial measures, including adjusted EBITDA; non-GAAP adjusted net income, non-GAAP adjusted net income attributable to common stockholders and non-GAAP adjusted net income per share. We have included non-GAAP measures in this press release because they are key measures used by our management to understand and evaluate our core operating performance and trends and generate future operating plans, make strategic decisions regarding the allocation of capital, and investments in initiatives that are focused on cultivating new markets for our solutions. We also use certain non-GAAP financial measures, including Adjusted EBITDA, as performance measures under our executive bonus plan. Further, we believe that these non-GAAP measures of our financial results provide useful information to investors and others in understanding and evaluating Alarm.com’s results of operations, business trends and financial condition. While we believe the use of these non-GAAP measures provides useful information to investors and management in analyzing our financial performance, non-GAAP measures have inherent limitations in that they do not reflect all of the amounts and transactions that are included in our financial statements prepared in accordance with GAAP. Non-GAAP measures do not serve as an alternative to GAAP nor do we consider our non-GAAP measures in isolation, accordingly we present non-GAAP financial measures only in connection with GAAP results. We urge investors to consider non-GAAP measures only in conjunction with our GAAP financials and to review the reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures which are included in this press release.

With respect to our expectations under “Financial Outlook” above, reconciliation of Adjusted EBITDA  and Adjusted Net Income guidance to the closest corresponding GAAP measure is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to the charges excluded from these non-GAAP measures, in particular, non-ordinary course litigation expense and acquisition-related expense can have unpredictable fluctuations based on unforeseen activity that is out of our control and/or cannot reasonably be predicted. We expect the above charges to have a significant and potentially highly variable impact on our future GAAP financial results. The litigation expense we exclude from this calculation relates to non-ordinary course litigation expenses, including ongoing intellectual property litigation. Notably, we do not adjust for ordinary course legal expenses resulting from maintaining and enforcing our intellectual property portfolio and license agreements.

Alarm.com excludes one or more of the following items from non-GAAP financial measures:

Stock-based compensation: We exclude stock-based compensation expense, which relates to equity incentives primarily awarded to employees of Alarm.com, because they are non-cash charges that we do not consider when assessing the operating performance of our business. Included in stock-based compensation expense for the nine months ended September 30, 2015 is $0.8 million related to the purchase of an employee's stock awards. Additionally, the determination of stock-based compensation expense can be calculated using various methodologies and is dependent upon subjective assumptions and other factors that vary on a company by company basis. Therefore, we believe that excluding stock-based compensation from our non-GAAP financial measures improves the comparability of our results to the results of other companies in our industry.

Litigation expense: We exclude non-ordinary course litigation expense because we do not consider legal costs incurred in litigation and litigation-related matters of non-ordinary course lawsuits, particularly costs involved in ongoing intellectual property litigation to be indicative of our core operating performance. We do not adjust for ordinary course legal expenses resulting from maintaining and enforcing our intellectual property portfolio and license agreements.

Acquisition-related expense: Included in operating expense are external incremental costs directly related to completing the acquisition and integration of the Connect and Piper businesses units from Icontrol Networks, Inc. Included in the acquisition-related expense for the nine months ended September 30, 2016 is $0.6 million of expense we incurred in the first quarter of 2016 prior to the announcement of the proposed acquisition in June 2016. We exclude acquisition-related expense from our non-GAAP financial measures because we believe it is useful for investors to understand the effects of these transaction and integration costs on our total operating expenses.

Amortization: GAAP requires that operating expenses include the amortization of acquired intangible assets, which principally include acquired customer relationships, developed technology and trade names. We exclude amortization of intangibles from our non-GAAP financial measures because we do not consider amortization when we evaluate our on-going business operations, nor do we factor amortization expense into our evaluation of potential acquisitions, or our measurement of the performance of those acquisitions. We believe that the exclusion of amortization expense enables the comparison of Alarm.com’s performance to other companies in our industry as other companies may be more or less acquisitive than Alarm.com and therefore amortization expense may vary significantly by company based on their acquisition history.

Interest expense: We exclude interest expense in calculating our adjusted EBITDA calculation. For non-GAAP adjusted net income, non-GAAP adjusted net income attributable to common stockholders and non-GAAP adjusted net income per share - basic and diluted, we do not exclude interest expense. We made this retrospective change in the second quarter of 2016. For 2015 and the first quarter of 2016, we excluded interest expense from all of our non-GAAP measures. During these periods, the amount of interest expense ranged from $41,000 to $50,000 per quarter and was primarily related to our debt facility.

Other income / (expense), net: We exclude other income / (expense), net because we do not consider it part of our ongoing results of operations.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by their use of terms and phrases such as “anticipate,” “expect,” “will,” “believe,” “continue,” “enable” and other similar terms and phrases, and such forward-looking statements include, but are not limited to, the statements regarding the company’s future financial performance for the fourth quarter and full-year 2016, the company’s ability to continue to expand its platform to benefit its service providers and to deliver enhanced customer experiences, and the anticipated growth of the market for IoT-enabled solutions. The events described in these forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from the results anticipated by these forward-looking statements, including, but not limited to: our ability to retain service providers and subscribers and grow sales, our ability to manage our growth and execute on our business strategies, the effects of increased competition and evolving technologies, our ability to integrate acquired assets and businesses and to manage service providers, customers and employees, consumer demand for interactive security and home automation services, the reliability of our network operations centers, our reliance on our service provider network to attract new customers and retain existing customers, the reliability of our hardware and wireless network suppliers, future financial prospects, as well as other risks and uncertainties discussed in the “Risk Factors” section of the company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 29, 2016, the “Risk Factors” section of the company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2016 filed with the Securities and Exchange Commission on August 16, 2016 and other subsequent filings the company makes with the

Securities and Exchange Commission from time to time. In addition, the forward-looking statements included in this press release represent the company’s views and expectations as of the date hereof and are based on information currently available to the company. The company anticipates that subsequent events and developments may cause the company’s views to change. However, while the company may elect to update these forward-looking statements at some point in the future, the company specifically disclaims any obligation to do so except as required by law. These forward-looking statements should not be relied upon as representing the company’s views as of any date subsequent to the date hereof.

Investor Relations:
Jonathan Schaffer
The Blueshirt Group
ir@alarm.com

Media Relations:
Matthew Zartman
Alarm.com
mzartman@alarm.com

ALARM.COM HOLDINGS, INC.
Consolidated Statements of Operations
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015[1]	2016	2015[1]
Revenue:
SaaS and license revenue	$44,630	$36,158	$126,652	$102,247
Hardware and other revenue	23,216	17,849	64,660	49,720
Total revenue	67,846	54,007	191,312	151,967
Cost of revenue:
Cost of SaaS and license revenue	7,787	6,764	21,779	19,094
Cost of hardware and other revenue	18,579	13,205	50,886	38,171
Total cost of revenue	26,366	19,969	72,665	57,265
Operating expenses:
Sales and marketing	10,705	8,425	29,532	24,405
General and administrative	14,804	10,412	42,124	25,996
Research and development	11,477	9,836	32,224	26,667
Amortization and depreciation	1,659	1,504	4,863	4,370
Total operating expenses	38,645	30,177	108,743	81,438
Operating income	2,835	3,861	9,904	13,264
Interest expense	(49)	(44)	(137)	(128)
Other income / (expense), net	139	(7)	338	(62)
Income before income taxes	2,925	3,810	10,105	13,074
Provision for income taxes	358	867	2,927	4,581
Net income	2,567	2,943	7,178	8,493
Dividends paid to participating securities	—	—	—	(18,987)
Income allocated to participating securities	—	(45)	—	—
Net income / (loss) attributable to common stockholders	$2,567	$2,898	$7,178	$(10,494)

Per share information attributable to common stockholders:
Net income / (loss) per share:
Basic	$0.06	$0.06	$0.16	$(0.62)
Diluted	$0.05	$0.06	$0.15	$(0.62)
Weighted average common shares outstanding:
Basic	45,716,961	44,922,410	45,615,399	16,910,090
Diluted	48,319,952	46,872,695	47,741,365	16,910,090
Cash dividends declared per share	$—	$—	$—	$0.36

Stock-based compensation expense included in operating expenses:
Sales and marketing	$130	$114	$422	$260
General and administrative	444	785	907	2,305
Research and development	512	390	1,551	890
Total stock-based compensation expense	$1,086	$1,289	$2,880	$3,455

1 The three and nine months ended September 30, 2015 historical consolidated statement of operations have been revised; see our Annual Report on Form 10-K for the year ended December 31, 2015 filed with the SEC on February 29, 2016 for additional information.

ALARM.COM HOLDINGS, INC.
Consolidated Balance Sheets
(in thousands, except share and per share data)
(unaudited)

	September 30, 2016	December 31, 2015
Assets
Current assets:
Cash and cash equivalents	$135,050	$128,358
Accounts receivable, net	28,734	21,348
Inventory	11,504	6,474
Other current assets	8,261	4,870
Total current assets	183,549	161,050
Property and equipment, net	17,645	15,446
Intangible assets, net	4,950	6,318
Goodwill	24,723	24,723
Deferred tax assets	14,255	11,915
Other assets	5,226	6,643
Total Assets	$250,348	$226,095
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable, accrued expenses and other current liabilities	$27,541	$19,276
Accrued compensation	7,550	7,514
Deferred revenue	2,122	2,289
Total current liabilities	37,213	29,079
Deferred revenue	9,997	9,701
Long-term debt	6,700	6,700
Other liabilities	12,138	10,484
Total Liabilities	66,048	55,964
Commitments and contingencies
Stockholders’ equity
Preferred stock, $0.001 par value, 10,000,000 shares authorized; 0 shares issued and outstanding as of September 30, 2016 and December 31, 2015.	—	—
Common stock, $0.01 par value, 300,000,000 shares authorized; 45,932,589 and 45,581,662 shares issued; and 45,897,911 and 45,485,294 shares outstanding as of September 30, 2016 and December 31, 2015.	459	455
Additional paid-in capital	304,726	297,781
Treasury stock, 0 shares as of September 30, 2016 and 35,523 shares at a cost of $1.20 per share as of December 31, 2015.	—	(42)
Accumulated other comprehensive income	—	—
Accumulated deficit	(120,885)	(128,063)
Total Stockholders’ Equity	184,300	170,131
Total Liabilities and Stockholders’ Equity	$250,348	$226,095

ALARM.COM HOLDINGS, INC.
Consolidated Statements of Cash Flows
(in thousands)(unaudited)

	Nine Months Ended September 30,
Cash flows from operating activities:	2016	2015[1]
Net income	$7,178	$8,493
Adjustments to reconcile net income to net cash from operating activities:
Provision for doubtful accounts	415	420
Reserve for product returns	1,537	1,148
Amortization for patents and tooling	550	258
Amortization and depreciation	4,863	4,370
Amortization of debt issuance costs	79	81
Deferred income taxes	(2,340)	(2,310)
Change in fair value of contingent liability	(226)	180
Undistributed losses from equity investees	60	285
Stock-based compensation	2,880	2,678
Other, net	—	(49)
Changes in operating assets and liabilities (net of business acquisition):
Accounts receivable	(9,337)	(6,043)
Inventory	(5,030)	(2,724)
Other assets	(3,056)	(1,904)
Accounts payable, accrued expenses and other current liabilities	9,302	10,414
Deferred revenue	130	1,095
Other liabilities	1,801	4,784
Cash flows from operating activities	8,806	21,176
Cash flows used in investing activities:
Business acquisition, net of cash acquired	—	(5,849)
Additions to property and equipment	(6,110)	(6,520)
Investment in cost method investee	(139)	(54)
Issuances of notes receivable	(73)	(317)
Repayments of notes receivable	2,441	—
Purchases of licenses to patents	(1,600)	(1,000)
Cash flows used in investing activities	(5,481)	(13,740)
Cash flows from financing activities:
Proceeds from issuance of common stock from initial public offering, net of underwriting discount and commission	—	97,976
Payments of debt issuance costs	(131)	—
Payments of long-term consideration for business acquisitions	(417)	—
Dividends paid to common stockholders	—	(1,013)
Dividends paid to employees for unvested shares	—	(57)
Dividends paid to redeemable convertible preferred stockholders	—	(18,930)
Payments of offering costs	—	(2,632)
Repurchases of common stock	(12)	(1)
Proceeds from early exercise of stock options	—	124
Issuances of common stock from equity-based plans	1,202	300
Tax windfall benefit from stock options	2,725	826
Cash flows from financing activities	3,367	76,593
Net increase in cash and cash equivalents	6,692	84,029
Cash and cash equivalents at beginning of the period	128,358	42,572
Cash and cash equivalents at end of the period	$135,050	$126,601
1 The nine months ended September 30, 2015 historical consolidated statement of cash flows has been revised; see our Annual Report on Form 10-K for the year ended December 31, 2015 filed with the SEC on February 29, 2016 for additional information.

ALARM.COM HOLDINGS, INC.
Reconciliation of Non-GAAP Measures
(in thousands)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015[1]	2016	2015[1]
Adjusted EBITDA
Net income	$2,567	$2,943	$7,178	$8,493
Adjustments:
Interest expense and other income / (expense), net	(90)	51	(201)	190
Provision for income tax	358	867	2,927	4,581
Amortization and depreciation	1,659	1,504	4,863	4,370
Stock-based compensation expense	1,086	1,289	2,880	3,455
Acquisition-related expense	3,187	—	5,797	—
Litigation expense	2,891	3,000	10,830	3,513
Total adjustments	9,091	6,711	27,096	16,109
Adjusted EBITDA	$11,658	$9,654	$34,274	$24,602

Adjusted net income:
Net income, as reported	$2,567	$2,943	$7,178	$8,493
Adjustments:
Other income / (expense), net	(139)	7	(338)	62
Amortization	435	562	1,368	1,590
Stock-based compensation expense	1,086	1,289	2,880	3,455
Acquisition-related expense	3,187	—	5,797	—
Litigation expense	2,891	3,000	10,830	3,513
Income tax [2]	(910)	(1,108)	(5,956)	(3,017)
Non-GAAP adjusted net income	$9,117	$6,693	$21,759	$14,096

1 The three and nine months ended September 30, 2015 historical consolidated statement of operations have been revised; see our Annual Report on Form 10-K for the year ended December 31, 2015 filed with the SEC on February 29, 2016 for additional information.
2 Income tax for the adjustments for other income / (expense), net, amortization expense, stock-based compensation expense, acquisition-related expense and litigation expense are calculated at the effective tax rate, 12.2% and 22.8% for the three months ended September 30, 2016 and 2015 and 29.0% and 35.0% for the nine months ended September 30, 2016 and 2015.

ALARM.COM HOLDINGS, INC.
Reconciliation of Non-GAAP Measures - continued
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015[1]	2016	2015[1]
Adjusted net income attributable to common stockholders:
Net income (loss) attributable to common stockholders, as reported	$2,567	$2,898	$7,178	$(10,494)
Adjustments:
Dividends paid to participating securities	—	—	—	18,987
Other income / (expense), net	(139)	7	(338)	62
Amortization	435	562	1,368	1,590
Stock-based compensation expense	1,086	1,289	2,880	3,455
Acquisition-related expense	3,187	—	5,797	—
Litigation expense	2,891	3,000	10,830	3,513
Income tax [2]	(910)	(1,108)	(5,956)	(3,017)
Less: income allocated to participating securities	—	—	—	(9,259)
Non-GAAP adjusted net income attributable to common stockholders	$9,117	$6,648	$21,759	$4,837

Adjusted net income per share:
Net income (loss) per share - basic, as reported	$0.06	$0.06	$0.16	$(0.62)
Adjustments:
Dividends paid to participating securities	—	—	—	1.12
Other income / (expense), net	—	—	(0.01)	—
Amortization	0.01	0.01	0.03	0.09
Stock-based compensation expense	0.02	0.03	0.06	0.20
Acquisition-related expense	0.07	—	0.13	—
Litigation expense	0.06	0.07	0.24	0.21
Income tax [2]	(0.02)	(0.02)	(0.13)	(0.18)
Less: income allocated to participating securities	—	—	—	(0.55)
Non-GAAP adjusted net income per share - basic	$0.20	$0.15	$0.48	$0.27

Non-GAAP adjusted net income per share - diluted	$0.19	$0.14	$0.46	$0.26

Weighted average common shares outstanding:
Basic, as reported	45,716,961	44,922,410	45,615,399	16,910,090

Diluted, as reported	48,319,952	46,872,695	47,741,365	16,910,090
Dilutive shares	—	—	—	1,715,402
Non-GAAP weighted average common shares outstanding - diluted	48,319,952	46,872,695	47,741,365	18,625,492

1 The three and nine months ended September 30, 2015 historical consolidated statement of operations have been revised; see our Annual Report on Form 10-K for the year ended December 31, 2015 filed with the SEC on February 29, 2016 for additional information.
2 Income tax for the adjustments for other income / (expense), net, amortization expense, stock-based compensation expense, acquisition-related expense and litigation expense are calculated at the effective tax rate, 12.2% and 22.8% for the three months ended September 30, 2016 and 2015 and 29.0% and 35.0% for the nine months ended September 30, 2016 and 2015.